EXHIBIT 10.23

First National Bank

PROMISSORY NOTE

Borrower:         BOATRACS, INC.; ET. AL.
         10675 SORRENTO VALLEY ROAD, #200
         SAN DIEGO, CA 92121

Lender:  FIRST NATIONAL BANK
         Corporate Banking
         P.O. BOX 86626 ICS#61)
         Son Diego, CA 92186-662S

Principal Amount: $4,250,000.00Initial Rate: 7.750% Date of Note:
December 29,1998

PROMISE TO PAY. BOATRACS, INC. and ENERDYNE TECHNOLOGIES, INC. (referred to In this Note Individually and collectively as "Borrower") jointly and severally promise to pay to FIRST NATIONAL BANK ("Lender"), or order, In lawful money of the United States of America, the principal amount of Four Million Two Hundred Fifty Thousand &
00/100 Dollars ($4,250,000.00), together with Interest on tile unpaid principal balance from December 29,1998, until paid In full.

PAYMENT. Subject to any payment changes resulting from changes In the Index, Borrower will pay this loan In 59 principal payments of $70,833.33 each and one final principal and Interest payment of $71,291.00. Borrower's first principal payment Is due January 29,1999, and all subsequent principal payments are due on the same day of each month after that. In addition, Borrower will pay regular monthly payments of It accrued unpaid Interest due as of each payment date. Borrower's first Interest payment Is due January 29, 1999, and all subsequent Interest payments are due on the same day of each month after that. Borrower's final payment due December 29, 2003, will be for all principal and accrued Interest not yet paid. The annual Interest rate for this Note Is computed on a 365/360 basis; that is by applying the ratio of the annual Interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance Is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate In writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid Interest, and any remaining amount to principal.

VARIABLE INTEREST RATE. The Interest rate on this Note Is subject to change from time to time based on changes In an Index which Is the Prime Rate (the "Index"). This Is the rate Lender announces from time to time as Its Prime Rate, which generally Is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The Interest rate change will not occur more often than each day. The Index currently Is 7.750%. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate equal to the Index, resulting in an Initial rate of 7.750%. NOTICE: Under no circumstances will the Interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whither voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender Is entitled to a minimum interest charge of $100.00. Other than Borrower's obligation to pay any minimum Interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than It is due. Early payments will not, unless agreed to by Lender In writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result In Borrower making fewer payments.

LATE CHARGE. If a payment Is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $10.00, whichever Is greater.

DEFAULT. Borrower will be In default If any of the following happens: (a) Borrower falls to make any payment when due within five(5)days of the original due date(b) Borrower breaks any promise Borrower has made to Lender, or Borrower falls to comply with or to perform when due any other term, obligation, covenant, or condition contained In this Note or any agreement related to this Note, or In any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan. extension of credit, security agreement, purchase or sales agreement, or any other agreement, for money borrowed in excess of $50,000.00, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf Is false or misleading In any material respect either now or at the time made or furnished. Borrower becomes insolvent, a receiver is appointed for any part of Borrower's properly, Borrower makes an assignment for the benefit of creditors, or any proceeding Is commenced either by Borrower or against Borrower under any bankruptcy or Insolvency laws continued in paragraph entitled "additional Provision" (f)Any creditor tries to take any of Borrower's properly on or In which Lender has a lien or security Interest. This Includes a garnishment of any of Borrower's accounts with Lender. (g) Any guarantor dies or any of the other events described In this default section occurs with respect to any grantor of this Note. (h) A material adverse change occurs In Borrower's financial condition, or Lender reasonably believes the prospect of payment or performance of the Indebtedness Is Impaired. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve(12)months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default:(a)cures the default within ten (10) days; or(b)If the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid Interest Immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, Including failure to pay upon final maturity, Lender, at Its option, may also, if permitted under applicable law, Increase the variable Interest rate on this Note to 5.000 percentage points over the Index. Lender may hire or pay someone else to help collect this Note If Borrower does not pay. Borrower also will pay Lender that amount. This Includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, Including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or Injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, In addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender In the State of California. If there Is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of San Diego County, the State of California. Lender and Borrower hereby waive the right to any jury trial In any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. (Initial Here) This Note shall be governed by and construed In accordance with the laws of file Stale of California.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower make's a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays Is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security Interest In, and hereby assigns, convoys, delivers, pledges, and transfers to Lender all Borrower's right, title and Interest In and to, Borrowers accounts with Lender (whether checking, savings, or some other account), Including without limitation all accounts held jointly with someone else and all accounts Borrower may open In the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security Interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

ANNUAL FEE. Borrower will be assessed an annual fee of 0.25% on the then outstanding balance on each anniversary date during the term of this loan.

INTEREST RATE OPTION. The following interest rate option is available under this note. London Interbank Offered Rates(LIBOR). A margin of 2.600 percentage points over London Interbank Offered Rates(LIBOR). For purposes of this Note, London Interbank Offered Rates(LIBOR)shall mean London Interbank Offered Rates(LIBOR), as published in the Wall Street Journal Money Rate Section. The three month average rate will be used.(the "Index").The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each quarter, on the first day of the month. Provided Borrower is not in default under this Note, Borrower may designate in writing at least ten(10)days in advance which of the above interest rates shall be applicable to the then outstanding principal balance under this Note. In the event the London Interbank Offered Rates(LIBOR)option is selected, this rate will remain in effect for ninety(90)days, after at which time, borrower may redesignate the rate. In the absence of any such designation, the interest rate shall default to the Prime Rate as described in the paragraph entitled "Variable Interest Rate. In addition, no prepayments will be permitted under this option except mandatory prepayments as defined in the Exhibit entitled "Mandatory Prepayments" or payment in full.

ADDITIONAL PROVISION. Unless in the event of an involuntary bankruptcy, proceeding, attachment, garnishment or appointment of receiver, such proceedings shall be dismissed or vacated within sixty(60)days.

MANDATORY PREPAYMENTS. An exhibit, titled "MANDATORY PREPAYMENTS," is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth In this Note.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower(a)make one or more additional secured or unsecured loans or otherwise extend additional credit;(b)alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms any Indebtedness, Including Increases and decreases of the rate of Interest on the Indebtedness;(c)exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without The substitution of new collateral;(d)apply such security and direct the order or manner of sale thereof, Including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreements, as Lender In Its discretion may determine;(e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or In any manner Lender may choose; and(f)determine how, when and what application of payments and credits shall be made on any other Indebtedness owing by such other borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change In the terms of this Note, and unless otherwise expressly slated In writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or Impair, fail to realize upon or perfect Lender's security Interest In the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or police to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER
BOATRACS, INC

By: Jon Gilbert, President/Chief Executive Officer/Director
By: Michael Silverman, Chairman 0f Board/Director

ENERDYNE TECHNOLOGIES,INC., Co-Borrower
By: Jon Gilbert, President
By: Curt McLeland, Chief Financial Officer/Secretary

ATTEST:
Secretary or Assistant Secretary    I
(Corporate Seal)

MANDATORY PREPAYMENTS
Borrower:         BOATRACS, INC.; ET. AL.
         10675 SORRENTO VALLEY ROAD, 0200
         SAN DIEGO, CA 92121

Lender:  FIRST NATIONAL BANK
         Corporate Banking
         P.O. Box 85626 (CS#51)
         San Diego, CA 92186-5626

This MANDATORY PREPAYMENTS Is attached to and by this reference Is made a part of each Promissory Note or Credit Agreement, dated December 29, 1998, and executed In connection with a loan or other financial accommodations between FIRST NATIONAL BANK and BOATRACS, INC. and ENERDYNE TECHNOLOGIES, INC.. Borrower shall make the following mandatory prepayments: -100% of the net after-tax cash proceeds of the sale or disposition of any property, or asset of Borrower or any of Its subsidiaries, other than those disposed of In the ordinary course of business. - 100% of the net cash proceeds received from the Issuance of debt Instruments of the Borrower or Its subsidiaries. -100% of the net cash proceeds received from the Issuance of equity securities of the Borrower or any of Its' subsidiaries; provided however, any such proceeds used to reduce the unpaid principal balances of the promissory notes previously executed by Borrower In favor of Scott T. Boden and Irene Shinsato shall not be subject to such mandatory prepayment.

-100% of Excess Cash Flow, less $1,000,000.00 calculated annually.
Excess Cash flow Is defined as Earnings before Interest, taxes, deductions & amortizations "EBITDA" plus the sum of (1) cash extraordinary or non-recurring gains, plus/minus changes In working capital, less the sum of (ii) Interest expense, debt repayments, taxes, capital expenditures (in accordance with the Capital Expenditure limitation as set forth In the Loan Agreement and Related Documents), cash extraordinary losses, and financing fees/Lender charges. Mandatory prepayments would be applied to the term loan balances first, In the lnverse-order of maturity. Notwithstanding the foregoing Mandatory Prepayments, Lender may approve an alternative use for the funds (i.e., an acquisition of another company). Any alternative use of funds would require prior Lender approval, and such consent may be withhold at Lender's sole discretion. Approval would be contingent upon compliance with all forms, conditions, and covenants of the loan documents after giving effect to the alternative use. THIS MANDATORY PREPAYMENT IS EXECUTED ON DECEMBER 29,1998.

BOATRACS, INC
Jon Gilbert, President/Chief Executive Officer/Director
Michael Silverman, Chairman of the Board/Director
LENDER:
FIRST NATIONAL BANK
By: Authorized Officer
ENERDYNE TECHNOLOGIES, INC. Co-Borrower
Jon Gilbert, President
Curt McLeland, Chief Financial Officer/Secretary